LOAN AGREEMENT


     BY THIS LOAN AGREEMENT (the "Agreement"), made and entered into as of this 17th day of November, 1997, WELLS FARGO BANK, NATIONAL ASSOCIATION, whose address is 100 West Washington, Post Office Box 29742, MAC #4101-251, Phoenix, Arizona 85038-9742
(hereinafter, together with any successors and assigns, called "Lender"), and APOLLO GROUP, INC., an Arizona corporation (the "Borrower"), whose address is 4615 East Elwood Street, Suite 400, Phoenix, Arizona 85040, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby confirm and agree as follows:

                           ARTICLE 1

                           RECITALS

     Section 1.1 Borrower has requested that Lender establish a revolving line of credit (the "RLC") with Borrower in the amount of $10,000,000.00, under which revolving line of credit advances (each an "RLC Advance") shall be made to Borrower for general corporate purposes.

     Section 1.2 Lender has agreed to do so upon the terms, conditions and provisions set forth herein. Effective as of the delivery of this Agreement, the Business Loan Agreement dated March 22, 1996 between Borrower, certain of its Subsidiaries and First Interstate Bank of Arizona, N.A., predecessor in interest to Lender (the "1996 Agreement") will be terminated and replaced by this Agreement.

                           ARTICLE 2

                          DEFINITIONS

     Section 2.1 DEFINITIONS. Although terms may be defined in other sections of this Agreement, as used herein the following terms shall have the meanings defined below:

     "Adjusted LIBOR Rate" means, for each LIBOR Advance, the rate per annum determined by Lender to be equal to (i) LIBOR plus
(ii) 125 basis points.

     "Advance" means an RLC Advance and includes a Prime Advance or a LIBOR Advance (each of which shall be a "Type" of Advance).

     "Agreement" means this Loan Agreement, as amended, modified, supplemented and/or restated from time to time.

     "Authorized Officer" means the chief executive officer or chief financial officer of Borrower, or such other individual who is from time to time designated to Lender in writing by said officer as authorized to act for Borrower with respect to the Loan.

     "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Lender as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Lender for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of an Interest Period for delivery of funds on said date for a period of time approximately equal to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period applies. Borrower understands and agrees that Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Lender in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

     "Borrower":  See the Preamble.

     "Business Day" means a day of the year on which commercial banks are not required or authorized to close in Phoenix, Arizona and, if the applicable Business Day relates to any LIBOR Advance, a day on which dealings are carried on in the London Inter-Bank Market.

     "Convert," "Conversion," and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 3.4.

     "Event of Default":  See Section 9.1.

     "Generally Accepted Accounting Principles" or "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in cash flows, of Borrower and its Subsidiaries, except that any accounting principles or practices required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may so be changed.

     "Guaranty" of any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person (other than a Subsidiary) or in any manner providing for the payment, purchase, or acquisition of any Indebtedness or other obligation of any other Person (other than a Subsidiary) or otherwise protecting the holder of Indebtedness of any other Person (other than a Subsidiary) against loss (whether by virtue of endorsements, assumptions, partnership arrangements, agreements to keep well, to supply funds, to purchase assets, goods, securities, or services, or to take-or-pay or otherwise), provided that the term "Guaranty" shall not include endorsements for collection or deposits in the ordinary course of business.

     "Indebtedness" means, with respect to any Person, the following (without duplication): (i) obligations for borrowed money, including the current portion thereof; (ii) monetary obligations representing the deferred purchase price of real and/or personal property, other than trade accounts payable arising in, and on terms customary in, the ordinary course of that Person's business; (iii) monetary obligations under conditional sale agreements; (iv) the present value of all obligations of such Person in respect of any capital lease, discounted in accordance with GAAP; and (v) matured obligations with respect to any Guaranty.

     "Interest Period" means, with respect to any LIBOR Advance, a period commencing on a Business Day and continuing for one (1), two (2), three (3) or six (6) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of the Note bears interest at the Adjusted LIBOR Rate; provided however, that no Interest Period may be selected for a principal amount less than One Hundred Thousand and No/100 Dollars ($100,000.00); and provided further, that no Interest Period shall extend beyond the Maturity Date. If any Interest Period would end on a day which is not a Business Day, then such Interest Period shall be extended to the next succeeding Business Day.

     "Interest Rate Option" means either (i) the Adjusted LIBOR
Rate for the chosen Interest Period, or (ii) the Prime Rate.

     "Lender":  See the Preamble.

     "Letter of Credit" means any letter of credit issued at the request of Borrower.

     "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

          LIBOR  =             Base LIBOR
                     -------------------------------
                    100% - LIBOR Reserve Percentage

     "LIBOR Advance" means an Advance that bears interest at the Adjusted LIBOR Rate.

     "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Lender for expected changes in such reserve percentage during the applicable Interest Period.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness or performance under any Guaranty, whether arising by agreement or under any statute or law, or otherwise.
     "Loan" means the RLC.

     "Maturity Date" means January 1, 1999.

     "Maximum Letter of Credit Balance" means $2,500,000.00.

     "NCA" means the North Central Association of Colleges and
Schools.

     "1934 Act" means the United States Securities Exchange Act of 1934, as amended.

     "1996 Agreement":  See Section 1.2.

     "Note" means the RLC Note.

     "Outstanding RLC Balance" means the aggregate amount of RLC
Advances and the face amount of Letters of Credit, outstanding from time to time in either case.

     "Permitted Liens" means:

          (a)  Liens incurred to secure Permitted Non-Bank
     Indebtedness, the aggregate amount of which shall not exceed
     $5,000,000.00;


          (b) Pledges or deposits made to secure payment of workers' compensation (or to participate in any fund in connection with workers' compensation insurance), unemployment insurance, pensions or social security programs;



          (c) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness or other liabilities whose payment is not yet due;


          (d) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the obligation secured by such Lien is not in violation of Section 7.7;


          (e) Liens arising from the good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, custom duties or other similar charges; or


          (f) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use.


     "Permitted Non-Bank Indebtedness" means Indebtedness, whether direct, indirect or contingent, with respect to any of the following:


          (a) Purchase money obligations in connection with the acquisition of real and personal property;

          (b) Seller carryback financing; and


          (c)  Mergers and acquisitions permitted pursuant to

     Section 8.1.

     "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Prepayment Fee":  See Section 3.8.

     "Prime Advance" means an Advance that bears interest at the Prime Rate.

     "Prime Rate" means at any time the rate of interest most recently announced within Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Lender's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Lender may designate.

     "RLC":  See Section 1.1.

     "RLC Advance" means an Advance by Lender to Borrower under the RLC pursuant to Article 3.

     "RLC Commitment Amount" means Lender's total commitment to make RLC Advances under the RLC not to exceed $10,000,000.00, reduced by the aggregate of (1) all issued and undrawn Letters of Credit issued for the account of Borrower and (2) all drawn Letters of Credit which have not been repaid.

     "RLC Note" means that Revolving Promissory Note of even date herewith in the face amount equal to the RLC Commitment Amount from Borrower, evidencing the RLC.

     "SEC" means the United States Securities and Exchange
Commission.

     "Subsidiary" means any business association directly or indirectly controlled by Borrower.
     "Termination Date" means the earliest to occur of (1) the Maturity Date, or (2) the date Lender exercises any option to declare the Loan fully due and payable after the occurrence of an Event of Default, or (3) such other date as may be agreed upon in writing by Lender and Borrower.

     "Type":  See the definition of Advance.

     Section 2.2  TERMS GENERALLY.  The definitions in Section
2.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

      Section 2.3 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided, however, that, for purposes of determining compliance with any covenant set forth herein, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a consolidated basis consistent with the application used in preparing Borrower's consolidated audited financial statements referred to herein.

                          ARTICLE 3

                             RLC

     Section 3.1 RLC COMMITMENT AMOUNT. Subject to the conditions set forth herein, Lender, from time to time, shall make such RLC Advances as Borrower may request and shall issue such Letters of Credit as Borrower may request, provided that (a) the Outstanding RLC Balance shall not exceed the RLC Commitment Amount, and (b) the aggregate amount of the face amount of Letters of Credit outstanding at any one time shall not exceed the Maximum Letter of Credit Balance. The RLC shall be a revolving credit, against which RLC Advances may be made to Borrower, repaid by Borrower, and readvances made to Borrower and Letters of Credit issued, terminated or repaid by Borrower and reissued, provided that (i) no Event of Default shall exist, (ii) no RLC Advance shall be made or Letter of Credit issued that would cause the outstanding principal balance of the RLC to exceed the RLC Commitment Amount, (iii) no Letter of Credit shall be issued that would cause the aggregate amount of the face amount of Letters of Credit outstanding at any one time to exceed the Maximum Letter of Credit Balance, and (iv) no RLC Advance shall be made on or after the Maturity Date.

     Section 3.2 RLC NOTE. The RLC shall be evidenced by the RLC Note in the form approved by Lender, payable to the order of Lender upon the terms and conditions therein contained, and executed and delivered simultaneously with the execution of this Agreement.

     Section 3.3  RLC ADVANCES.

          (a) Lender may from time to time make RLC Advances in such sums as Borrower shall request.


          (b) Borrower shall give Lender written notice, or telephonic notice confirmed immediately in writing, of the request for any RLC Advances under this Agreement.


          (c) At such time as Borrower requests an RLC Advance or wishes to select a LIBOR option for all or a portion of the outstanding principal balance of the RLC, and at the end of each interest period, Borrower shall give Lender notice specifying (i) the Interest Rate Option selected by Borrower; (ii) the principal amount subject thereto; and
     (iii) for each LIBOR selection, the length of the applicable Interest Period. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (A) Lender receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (B) such notice is given to Lender prior to 10:00 a.m., California time, on the first day of the Interest Period. For each LIBOR option requested, Lender will quote the applicable rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Interest Period.
     If Borrower does not immediately accept the rate quoted by Lender, any subsequent acceptance by Borrower shall be subject to a redetermination by Lender of the applicable rate; provided, however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Lender shall have no obligation to permit a LIBOR option to be selected on such day.


          (d) If no specific designation of interest is made at the time any RLC Advance is requested hereunder or at the end of any Interest Period, Borrower shall be deemed to have made a Prime Rate interest selection for such RLC Advance.



     Section 3.4  CONVERSION AND RENEWAL OF RLC ADVANCES.


          (a) At any time any portion of the Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Interest Period applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Interest Period designated by Borrower.


          (b) At any time any portion of the Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for an Interest Period designated by Borrower.


     Section 3.5 RLC FACILITY FEE. Borrower agrees to pay to Lender in arrears on the first day of each calendar quarter, commencing January 1, 1998, a non-refundable facility fee at a rate per annum equal to 12.5 basis points on the average daily unused amount of the RLC Commitment Amount during the preceding calendar quarter or, if applicable, shorter period.

     Section 3.6  RLC PAYMENTS.

          (a) Interest on the RLC shall accrue daily on the full principal balance of the RLC at the Interest Rate Option selected by Borrower, on the basis of the actual number of days elapsed over a year of 360 days.


          (b) All accrued interest on each RLC Advance shall be due and payable as billed by Lender each month. In addition, the principal amount of each LIBOR Advance, together with all accrued interest, shall be due and payable each month, and the balance, if any, at the end of each respective Interest Period.

          (c) The entire outstanding principal balance of the RLC Note, all accrued and unpaid interest and all other sums which may have become payable thereunder shall be due and payable in full on the Termination Date.


          (d) Default interest shall be due and payable as set forth in the RLC Note.


          (e) When interest is determined in relation to the Prime Rate, each change in the rate of interest shall become effective on the date each Prime Rate change is announced within Lender. With respect to each LIBOR selection, Lender is hereby authorized to note the date, principal amount, interest rate and Interest Period applicable thereto and any payments made thereon on Lender's books and records (either manually or by electronic entry), which notations shall be prima facie evidence of the accuracy of the information noted.


     Section 3.7  ADDITIONAL PROVISIONS FOR LIBOR ADVANCES.


          (a) INABILITY TO ASCERTAIN LIBOR. If Lender at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR, the Lender shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Lender, then (A) no new LIBOR option may be selected by Borrower, and (B) any portion of the outstanding principal balance of the Loan which bears interest determined in relation to LIBOR, subsequent to the end of the Interest Period applicable thereto, shall bear interest determined in relation to the Prime Rate.


          (b) ILLEGALITY. If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful to Lender (A) to make LIBOR options available hereunder, or
     (B) to maintain interest rates based on LIBOR, then in the former event, any obligation of Lender to make available such unlawful LIBOR options shall immediately be cancelled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Lender's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Interest Period applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Interest Period. Upon the occurrence of any of the foregoing events, Borrower shall pay to Lender immediately upon demand such amounts as may be necessary to compensate Lender for any fines, fees, charges, penalties or other costs incurred or payable by Lender as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Lender among its operations shall be conclusive and binding upon Borrower.


          (c) INCREASED COSTS. If any Change in Law or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall: (A) subject Lender to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Lender of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Lender); or (B) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Lender; or (C) impose on Lender any other condition; and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Lender in connection therewith, then in any such case, Borrower shall pay to Lender immediately upon demand such amounts as may be necessary to compensate Lender for any additional costs incurred by Lender and/or reductions in amounts received by Lender which are attributable to such LIBOR options. In determining which costs incurred by Lender and/or reductions in amounts received by Lender are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Lender among its operations shall be conclusive and binding upon Borrower.

          (d) DISCRETION OF LENDER AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of any Advance in any manner it sees fit.

          (e) NO PREPAYMENT FEE UNDER SECTION 3.7(b). Borrower shall not be liable for the Prepayment Fee upon repayment under paragraph (b) of this Section 3.7.

     Section 3.8  PREPAYMENT

          (a) PRIME RATE. Borrower may prepay principal on any portion of the RLC which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

          (b) LIBOR. Borrower may prepay principal on any portion of the Loan which bears interest determined in relation to LIBOR at any time and in the minimum amount of One Hundred Thousand and no/100 Dollars ($100,000.00); provided, however, that if the outstanding principal balance of such portion of the RLC is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Lender providing this prepayment option to Borrower, or if any such portion of the RLC shall become due and payable at any time prior to the last day of the Interest Period applicable thereto by acceleration or otherwise, except pursuant to
     Section 3.7(b), Borrower shall pay to Lender immediately upon demand a fee (the "Prepayment Fee") which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Interest Period matures, calculated as follows for each such month:

               (i) DETERMINE the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Interest Period applicable thereto.

               (ii)  SUBTRACT from the amount determined in
          (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Interest Period at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

               (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Borrower acknowledges that prepayment of such amount may result in Lender incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described Prepayment Fee, except due to a prepayment pursuant to Section 3.7(b), and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Lender. If Borrower fails to pay any Prepayment Fee when due, the amount of such Prepayment Fee shall thereafter bear interest until paid at a rate per annum four percent (4.0%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed). Each change in the rate of interest on any such past due Prepayment Fee shall become effective on the date each Prime Rate change is announced within Lender.

     Section 3.9 REQUIREMENT THAT CONDITIONS BE SATISFIED. Lender shall have no obligation to make any RLC Advances unless and until all of the conditions and requirements of this Agreement are fully satisfied. However, Lender, at its sole and absolute discretion, may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements.

                           ARTICLE 4.

                       LETTERS OF CREDIT

     Section 4.1  ISSUANCE.

          (a) Provided that Borrower has satisfied the conditions precedent contained in Section 4.2 hereof, Lender agrees, from time to time, to issue and/or renew Letters of Credit on behalf of Borrower or, at the written request of Borrower, on behalf of any Subsidiary so long as upon such issuance or renewal (i) upon the issuance of each Letter of Credit, a fee is paid by Borrower to Lender in an amount equal to the greater of $500.00 or one percent (1%) per annum of the face amount of such Letter of Credit, based on a 360-day year, actual days elapsed, (ii) fees upon the payment or negotiation by Lender of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Lender's standard fees and charges then in effect for such activity, (iii) in accordance with the terms and conditions of
Section 3.1 hereof, the Outstanding RLC Balance would not exceed the RLC Commitment Amount, and (iv) the aggregate amount of the face amount of Letters of Credit outstanding at such time would not exceed the Maximum Letter of Credit Balance.

          (b) In the event that a Letter of Credit is issued at the written request of Borrower on behalf of any Subsidiary, Lender may include therein the following statement:

          "This Letter of Credit is being issued at the request of Apollo Group, Inc., an Arizona corporation, on behalf of ________________________, a subsidiary of Apollo Group, Inc."

     Section 4.2 CONDITIONS PRECEDENT. The obligation of Lender to issue and/or renew any Letters of Credit on behalf of Borrower or, at the written request of Borrower, on behalf of any Subsidiary shall be subject to the following conditions precedent on the date of issuance or renewal of each such Letter of Credit:

          (a) Borrower shall execute and deliver to Lender an application for letter of credit, specifying the amount of the requested letter of credit, the requested term thereof, which term may not exceed the Maturity Date, the beneficiary thereof and, if applicable, the Subsidiary on whose behalf the Letter of Credit is to be issued; and

          (b) No Event of Default shall exist and no event or condition shall exist that after notice or lapse of time, or both would constitute an Event of Default.

     Section 4.3  DRAWING.

          (a) Should any Letter of Credit be drawn upon by the beneficiary thereof, such draw shall be deemed to be a Prime
     Advance.

          (b) With respect to any Letter of Credit issued at the written request of Borrower on behalf of a Subsidiary, Borrower agrees that should such Letter of Credit be drawn upon by the beneficiary thereof, Borrower agrees such draw shall be deemed to be a Prime Advance and an obligation of Borrower hereunder. Borrower waives and agrees not to assert
     (i) any right to require Lender to proceed against such Subsidiary, and (ii) the benefits of any statutory provisions limiting the liability of a surety including without limitation the provisions of Sections 12-1641, et seq. of the Arizona Revised Statutes.


                            ARTICLE 5

                      CONDITIONS PRECEDENT

     Section 5.1 Conditions Precedent. The obligation of Lender to make the initial Advance hereunder is subject to the fulfillment of the following conditions:

          (a) Borrower shall have executed (or obtained the execution or issuing of) and delivered to Lender the following documents or information, all in form satisfactory to Lender:

               (i)  The Note;

               (ii)  A corporate resolution of Borrower
          authorizing (i) the Loan, and (ii) the execution and delivery by Borrower of all documents to be executed by Borrower, and the performance by Borrower of all acts and things to be performed by Borrower, pursuant to this Agreement; and

               (iii)  A copy of its current Articles of
          Incorporation and Bylaws, so certified by the Secretary of the corporation, together with a copy of a current Certificate of Good Standing in the state of incorpora-tion for Borrower and evidence of qualification to do business and good business in all states in which Borrower conducts business; and such other documents as Lender may require relating to the existence and good standing of Borrower and the authority of any person acting or executing documents on behalf of Borrower.

          (b) All representations and warranties by Borrower contained in this Agreement shall remain true and correct and Borrower has performed or complied with all agreements of Borrower made in this Agreement that Borrower is to have performed or complied with by the date of the first Advance.

          (c) No Event of Default shall exist and no event or condition shall exist that after notice or lapse of time, or both would constitute an Event of Default.

          (d) Lender shall have received evidence to its satisfaction that there are no Liens, other than those permitted pursuant to Section 8.4, on the property or assets of Borrower.

     Section 5.2 Conditions Precedent to All Future Advances. The obligation of Lender to make any Advances to Borrower following the initial Advance under Section 5.1 hereof shall be subject to the condition precedent that on the date of each such Advance no Event of Default shall exist and no event or condition shall exist that, after notice or lapse of time or both, would constitute an Event of Default.

                          ARTICLE 6

             GENERAL REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Lender as follows:

     Section 6.1 RECITALS. The recitals and statements of intent appearing in this Agreement are true and correct.

     Section 6.2 ORGANIZATION. Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization. Borrower is qualified to do business and is in good standing in the State of Arizona and in each state in which it is required by law to do so.

     Section 6.3 POWER. Borrower has full power and authority to own its properties and assets and to carry on its business as presently being conducted.

     Section 6.4 ENFORCEABLE. Borrower is fully authorized and permitted to enter into this Agreement, to execute any and all documentation required herein, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of this Agreement, none of which conflicts with any provision of law or regulation applicable to Borrower. This Agreement and the Note are valid and binding legal obligations of Borrower, and each is enforceable in accordance with its terms.

     Section 6.5 NO CONFLICT. The execution, delivery and performance by Borrower of this Agreement, the Note and all other documents and instruments relating to the Loan are not in material conflict with any provision of law applicable to Borrower or with the Articles of Incorporation and Bylaws of Borrower and will not result in any breach of the terms or conditions or constitute a default under any agreement or instrument under which Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any obligations, covenants or conditions of any such agreement or instrument.

     Section 6.6 NO ACTIONS. There are no actions, suits or proceedings pending or threatened against Borrower or any Subsidiary which materially and adversely affect the repayment of the Loan, the performance by Borrower under this Agreement or the financial condition, business or operations of Borrower.

     Section 6.7 FINANCIAL STATEMENTS. All financial statements and profit and loss statements, all statements as to ownership and all other statements or reports previously or hereafter given to Lender by Borrower are and shall be true and correct as of the date thereof. There has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower since the date of the latest financial statements given to Lender.

     Section 6.8 TAX PAYMENTS. Borrower and each Subsidiary have filed all federal, state and local tax returns by the due date as extended and have paid all federal, state and local taxes shown due thereon by such extended due date and all other payments required under federal, state or local law.

     Section 6.9 MARGIN STOCK. No part of the proceeds of any financial accommodation made by Lender in connection with this Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

     Section 6.10 AFFIRMATION. Each request by Borrower for an Advance hereunder shall constitute an affirmation on the part of Borrower that the representations and warranties of Section 6.7 are true and correct with respect to any financial statements submitted by Borrower to Lender between the date of this Agreement and the date of such request, that the representations and warranties of all other sections of this Article 6 hereof are true and correct as of the time of such request and that the condition precedents set forth in Article 5 hereof are fully satisfied. All representations and warranties made herein shall survive the execution of this Agreement, any and all Advances or proceeds of the Loan and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged.

     Section 6.11 OBLIGATIONS OF AFFILIATION. Neither Borrower nor any Subsidiary is currently under any probationary action instituted by the NCA, and to the best of its knowledge, Borrower and each Subsidiary, to the extent applicable, have fully and completely complied with all "Obligations of Affiliation" as prescribed by the NCA.

     Section 6.12 SUBSIDIARIES. All Subsidiaries of Borrower are correctly identified on Schedule 6.12.

                            ARTICLE 7

                      AFFIRMATIVE COVENANTS

     Borrower hereby covenants and agrees that so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged:

     Section  7.1  EXISTENCE.  Except as otherwise permitted by
Section 8.1, Borrower shall maintain its existence with no amendments or changes in its Articles of Incorporation without the prior written consent of Lender, which consent shall not be unreasonably withheld.

     Section 7.2 MAINTAIN PROPERTY. Borrower and each Subsidiary shall maintain in full force and effect all agreements, rights, trademarks, patents and licenses necessary to carry out their respective businesses, shall keep all of their respective properties in good condition and repair, and shall make all needed and proper repairs and improvements to their respective properties in order to properly conduct their respective businesses.

     Section 7.3 INSURANCE. To the extent Borrower and its Subsidiaries are not self-insured, Borrower shall at all times maintain and/or cause its Subsidiaries to maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary for companies of comparable size and financial strength in the trades or businesses in which Borrower and its Subsidiaries are from time to time engaged. Upon Lender's request, Borrower shall provide evidence satisfactory to Lender that required coverage in required amounts is in effect.

     Section 7.4 PAYMENTS. Borrower shall make all payments of interest and principal on the Loan as and when the same become due and payable and shall keep and comply with all covenants, terms and provisions of the Note.

     Section 7.5 FINANCIAL REPORTS. Borrower shall maintain a standard system of accounting in accordance with good business practices, that reflects the application of GAAP and Borrower shall furnish to Lender the following:

          (a) CPA FULLY AUDITED FINANCIAL STATEMENTS. Annual consolidated financial statements, combined and combining, including balance sheet, income statement and statement of cash flows, within one hundred twenty (120) days of Borrower's fiscal year end together with a copy of the Form 10-K as filed with the SEC and an opinion on said combined financial statements (which shall not be limited by reason of any limitation imposed by Borrower) of independent certified public accountants acceptable to Lender, to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently maintained and applied (except for changes in which such accountants concur) and that their examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards).


          (b)  QUARTERLY FINANCIAL STATEMENTS.  Fully
     consolidated Borrower prepared balance sheets and profit and loss statements as of the end of each of its first three fiscal quarters, within forty-five (45) days after the end of each fiscal quarter, together with a copy of the Form 10-Q as filed with the SEC.

          (c) COMPLIANCE CERTIFICATE. With each statement submitted by Borrower under subparagraphs (a) and (b) above, a certificate signed by an Authorized Officer of Borrower stating that such statements are accurate and that no Event of Default exists and no event has occurred and no condition exists that, after notice or passage of time, or both, would constitute an Event of Default.

           (d)  OTHER INFORMATION.  Such other information as
Lender shall reasonably request.

     Section 7.6 RECORDS. Borrower shall maintain, and cause each Subsidiary to maintain, in a safe place, proper and accurate books, ledgers, correspondence and other records relating to its operations and business affairs. Lender shall have the right from time to time to examine and audit and to make abstracts from and photocopies of Borrower's books, ledgers, correspondence and other records and those of its Subsidiaries.

     Section 7.7 CURRENT OBLIGATIONS. Except for tax protests made in good faith and, the posting, if required, of any and all bonds therewith, Borrower and each Subsidiary shall pay all of its current obligations before they become delinquent, including all federal, state and local taxes, assessments, levies and governmental charges and all other payments required under any federal, state or local law.

     Section 7.8 DELIVERY OF CORRESPONDENCE BY AND BETWEEN BORROWER, ANY APPLICABLE SUBSIDIARY AND THE NCA. Borrower shall comply, if applicable, and cause each Subsidiary accredited by the NCA, at all times with all "Obligations of Affiliation" as prescribed by the NCA and promptly deliver to Lender a certified copy of all correspondence regarding: (i) potential or actual probationary actions taken by the NCA, or any other accreditation commission; and (ii) written notification from the NCA that Borrower and/or such Subsidiary has not fulfilled one more of its "Obligations of Affiliation" as prescribed by the NCA. Borrower shall also promptly deliver any other accreditation-related information as reasonably requested by Lender from time to time, including but not limited to the NCA's final team report prepared after any evaluation visit.

     Section  7.9  [Intentionally left blank.]

     Section 7.10 OTHER DOCUMENTS. Borrower shall execute and deliver to Lender such other instruments and documents and do such other acts as Lender may reasonably require in connection with the Loan.

     Section 7.11 LITIGATION. Borrower shall promptly give notice in writing to Lender of any litigation pending or threatened against Borrower or any Subsidiary having a material effect on the financial condition of Borrower.

     Section 7.12 FINANCIAL CONDITION. Borrower shall maintain its consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein).

          (a)Total Liabilities divided by Tangible Net Worth not at any time greater than 1.25 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

          (b) Quick Ratio not at any time less than 1.2 to 1.0, with "Quick Ratio" defined as the aggregate of cash, restricted cash, short-term investments and receivables convertible into cash divided by total current liabilities.

          (c) Net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year and pre-tax profit not less than $1.00 on a quarterly basis, determined as of each fiscal quarter end.

                            ARTICLE 8

                       NEGATIVE COVENANTS

     Borrower hereby covenants and agrees that so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged, it shall not without receiving the prior written consent of Lender:

     Section 8.1 NO MERGERS, ACQUISITIONS AND CONSOLIDATIONS. Dissolve or liquidate, or become a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or substantially all of its property or assets, or purchase or acquire the assets or capital stock of an unrelated Person, or allow any Subsidiary to do so, except that (i) any Subsidiary of Borrower may merge into or transfer assets to Borrower or any other Subsidiary, and (ii) Borrower and any of its Subsidiaries may undertake mergers and acquisitions so long as (a) the aggregate consideration paid by Borrower and all its Subsidiaries with respect to all merger and acquisitions is not more than $10,000,000.00 per fiscal year and (b) Borrower or any of its Subsidiaries is the surviving entity of any such merger or acquisition.

     Section 8.2 FISCAL YEAR. Change the times of commencement or termination of its fiscal year or other accounting periods; or change its method of accounting other than to conform to GAAP.

     Section 8.3 MARGIN STOCK. Use any proceeds of the Loan, or any proceeds of any other or future financial accommodation from Lender to Borrower, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation T, U or X of such Board, nor use such proceeds for any purpose not permitted by Section 7 of the 1934 Act or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

     Section 8.4 LIENS; NEGATIVE PLEDGE. Create or suffer to exist Liens upon its property or assets, or the property or assets of any of its Subsidiaries, real or personal, now owned or hereafter acquired, EXCEPT (i) Liens in favor of Lender, (ii) purchase money security interests in, or purchase money mortgages on, real or personal property to secure purchase money Indebtedness incurred by Borrower, (iii) Liens incurred in connection with permitted seller carryback financing of property, plant and equipment acquired by Borrower or any Subsidiary, and Liens then existing and relating to indebtedness assumed by Borrower or any of its Subsidiaries in connection with any such acquisition, PROVIDED that: (a) any property subject to any of the foregoing is acquired by Borrower or any Subsidiary in the ordinary course of its respective business and the Lien on any such property attaches to such assets concurrently or within thirty (30) days after the acquisition thereof; and (b) each such Lien shall attach only to the property so acquired and fixed improvements thereon; (iv) Permitted Liens; and (v) Liens otherwise permitted hereunder which were granted by any Person which has been merged into, consolidated with or acquired by Borrower in a transaction permitted by the terms of this Agreement.

     Section 8.5 INDEBTEDNESS. Incur or permit any Subsidiary to incur, Indebtedness from any Person, except (i) trade payables incurred in the ordinary course of business; (ii) Indebtedness with the Lender; (iii) Indebtedness resulting from its guaranty associated with the Union Bank Campus Card Program; and
(iv) Permitted Non-Bank Indebtedness not to exceed $5,000,000.00 in the aggregate in any fiscal year.

     Section 8.6 PAYMENT OF DIVIDENDS. Declare or pay any cash dividends or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding; nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding. Notwithstanding the foregoing, Borrower shall be permitted to pay
(i) intercompany dividends, PROVIDED said dividend(s) has (have) no effect whatsoever on Borrower's consolidated stockholder's equity, and (ii) non-cash dividends including but not limited to intercompany non-cash dividends and non-cash dividends to facilitate stock splits.

     Section  8.7  [Intentionally left blank

     Section 8.8 LOSS OF ACCREDITATION. Permit any action that would cause accreditation to be denied by the NCA with respect to any Subsidiary that is accredited by the NCA.

     Section 8.9 GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower or any Subsidiary as security for, any liabilities or obligations of any other Person or entity, nor permit any Subsidiary to do any of the foregoing, except (a) any of the foregoing in favor of Lender and (b) guaranty associated with Union Bank Campus Card Program.

                            ARTICLE 9

                      DEFAULT AND REMEDIES

     Section 9.1 EVENT OF DEFAULT. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Agreement:

          (a) Failure to pay any installment of principal or interest under the Note as and when the same become due and payable, or the failure to pay any other sum due under the Note or this Agreement when the same shall become due and payable;

          (b) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Agreement
     (other than a failure or neglect described in one or more of the other provisions of this Section 9.1);

          (c) Any warranty, representation or statement contained in this Agreement, or made or furnished to the Lender by or on behalf of Borrower, that shall be or shall prove to have been materially false when made or furnished;

          (d) The filing by Borrower and any Subsidiary (or against Borrower or any Subsidiary in which Borrower or said Subsidiary acquiesces or which is not dismissed within ninety (90) days of the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Borrower and any Subsidiary; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Borrower or any Subsidiary;

          (e) The insolvency of Borrower or any Subsidiary; or the execution by Borrower or any Subsidiary of an assignment for the benefit of creditors; or the convening by Borrower or any Subsidiary of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Borrower or any Subsidiary to pay its debts as they mature; or if Borrower or any Subsidiary is generally not paying its debts as they mature;

          (f) The admission in writing by Borrower or any Subsidiary that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;


          (g) The liquidation, termination or dissolution of Borrower or any Subsidiary except as otherwise permitted in this Agreement; or

          (h) The occurrence of any default under the Note or any document or instrument given by Borrower or any Subsidiary in connection with any other indebtedness of Borrower or any Subsidiary to Lender and the expiration of any grace period provided therein.

     Section 9.2 REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter while such Event of Default is continuing, subject to the provisions of subparagraphs (b) and
(c) hereof, Lender may do one or more of the following:

          (a) Cease making Advances or extensions of financial accommodations in any form to or for the benefit of Borrower and declare the entire Loan immediately due and payable, without notice or demand;

          (b) Proceed to protect and enforce its rights and remedies under this Agreement and the Note; and

          (c) Avail itself of any other relief to which Lender may be legally or equitably entitled.

     Section 9.3 NOTICE AND CURE PROVISION. Prior to exercising any right of acceleration of the Indebtedness or other right or remedy by Lender, unless a different grace period is provided in this Agreement, Lender shall give written notice of any default upon which such right or remedy is dependent and, if such default is of a nature that can be corrected by Borrower, allow the following time period for such correction:

          (a)  If the default relates to the nonpayment of money:
     ten (10) days;


          (b) If the default relates to the non-performance of any covenant herein made by Borrower, or to the existence of any condition or state of affairs that may be corrected by Borrower other than the nonpayment of money: sixty (60) days.

No notice need be given or period for correction allowed by Lender in the event of insolvency, or in the event of administration of property in any legal or equitable proceeding of any kind, including, without limitation, any proceeding under federal bankruptcy law or any other similar statute now or hereafter in effect, or in the event of any other default that Lender reasonably determines to be of a nature beyond Borrower's reasonable power to correct.

                          ARTICLE 10

                     ACTION UPON AGREEMENT

     Section 10.1 THIRD PARTY. This Agreement is made for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or organization shall have any right of action hereon. No representation of any kind is made to third parties by the execution hereof, by the existence or form of the indebtedness treated herein, or by any performance, or failure or waiver thereof, by any party of the terms hereof. Specifically, without limitation of the foregoing, the Lender makes no representation to any third party as to the solvency of Borrower or of the commercial practicability of any business enterprise to which or for which the Loan is made.

     Section 10.2 ENTIRE AGREEMENT. This Agreement embodies the entire Agreement of the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements express or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein. Borrower acknowledges that the execution and the delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

     Section 10.3 WRITING REQUIRED. No promise, representation, warranty or agreement made subsequent to the execution and delivery hereof by either party hereto, and no revocation, partial or otherwise, or change, amendment, addition, alteration or modification of this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

     Section 10.4 NO PARTNERSHIP. Lender and Borrower each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and Lender for any purpose or in any respect.

                           ARTICLE 11

                            GENERAL

     Section 11.1. SURVIVAL. This Agreement shall survive the making of the Loan and shall continue so long as any part of the Loan, or any extension or renewal thereof, or any Letter of Credit remains outstanding.

     Section 11.2 CONTEXT. This Agreement shall apply to the parties hereto according to the context hereof, and without regard to the number or gender of words or expressions used herein.

     Section 11.3 TIME. Time is expressly made of the essence of this Agreement.

     Section 11.4 NOTICES. All notices required or permitted to be given hereunder shall be in writing, and shall become effective immediately if personally delivered or effective twenty-four (24) hours after such are deposited in the United States mail, certified or registered, postage prepaid, addressed as shown above, or to such other address as such party may from time to time designate in writing. Any notice sent to Borrower shall be sent to the attention of its chief financial officer.

     Section 11.5 COSTS. Borrower shall pay all reasonable costs and expenses arising from the preparation of this Agreement, the Note, the closing of the Loan, the making of Advances thereunder, and the enforcement of Lender's rights hereunder, including but not limited to, accounting fees, appraisal fees, attorneys' fees and any charges that may be imposed on Lender as a result of this transaction. At the option of Lender and upon written notice to Borrower, RLC Advances may be made and disbursed from time to time by Lender directly in payment of such costs and expenses.

     Section 11.6 COLLECTION OF PAYMENTS. Borrower authorizes Lender to collect principal, interest and fees due under this Agreement by charging Borrower's demand deposit account number 4159502319 with Lender, or any other demand deposit account maintained by Borrower with Lender, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

     Section 11.7 SUCCESSORS. This Agreement shall, except as herein otherwise provided, be binding upon and inure to the benefit of the successors and assigns of the parties, hereto.

     Section  11.8  HEADINGS.  The headings or captions of
sections in this Agreement are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Agreement or the provisions of such sections.

     Section  11.9  ARBITRATION.

          (a) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

          (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Arizona selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

          (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

          (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the Arizona State Bar or retired judges of the state or federal judiciary of Arizona with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Arizona,
(ii) may grant any remedy or relief that a court of the state of Arizona could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and
(iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Arizona Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

          (e) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Arizona, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of
(A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Arizona. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Arizona.

          (f) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     Section 11.10  LAW.  This Agreement shall be construed
according to the laws of the State of Arizona.

     IN WITNESS WHEREOF, these presents have been executed as of the day and year first set forth above and each party hereby acknowledges that it has read the Arbitration provisions contained in Section 11.9 of this Agreement.

                          WELLS FARGO BANK, National Association



                                   By: /s/ Karen Maher
                                   Name:   Karen Maher
                                   Title:  Vice President

                                                          LENDER


                      APOLLO GROUP, INC., an Arizona corporation



                                   By: /s/  John G. Sperling
                                   Name:    John G. Sperling
                                   Title:   President and CEO

                                                        BORROWER

SCHEDULE 6.12



                          Subsidiaries


Apollo Press, Inc.
Apollo Online, Inc.
Apollo Education Corporation
Institute for Professional Development, Inc.
Computer Aided Learning Corporation, Inc.
The University of Phoenix, Inc.
Western International University, Inc.
UOP-Michigan
College For Financial Planing, Inc.
Apollo Training Corporation
Apollo Development Corporation










                         LOAN AGREEMENT

                         by and between


            WELLS FARGO BANK, NATIONAL ASSOCIATION

                           as Lender


                              and


                        APOLLO GROUP, INC.

                          as Borrower







              Dated as of November 17, 1997




TABLE OF CONTENTS

                                                             PAGE
ARTICLE 1  RECITALS. . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2  DEFINITIONS . . . . . . . . . . . . . . . . . . . . 1


     Section 2.1  Definitions. . . . . . . . . . . . . . . . . 1
     Section 2.2  Terms Generally. . . . . . . . . . . . . . . 6
     Section 2.3  Accounting Terms . . . . . . . . . . . . . . 6





ARTICLE 3  RLC . . . . . . . . . . . . . . . . . . . . . . . . 6

     Section 3.1  RLC Commitment Amount. . . . . . . . . . . . 6
     Section 3.2  RLC Note . . . . . . . . . . . . . . . . . . 6
     Section 3.3  RLC Advances . . . . . . . . . . . . . . . . 7
     Section 3.4  Conversion and Renewal of RLC Advances . . . 7
     Section 3.5  RLC Facility Fees. . . . . . . . . . . . . . 8
     Section 3.6  RLC Payments . . . . . . . . . . . . . . . . 8
     Section 3.7  Additional Provisions for LIBOR Advances . . 8
     Section 3.8  Prepayment . . . . . . . . . . . . . . . . .10
     Section 3.9  Requirement that Conditions be Satisfied . .11


ARTICLE 4  LETTER OF CREDIT

     Section 4.1  Issuance . . . . . . . . . . . . . . . . . .11
     Section 4.2  Conditions Precedent . . . . . . . . . . . .12
     Section 4.3  Drawing. . . . . . . . . . . . . . . . . . .12


ARTICLE 5  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . .12

     Section 5.1  Conditions Precedent . . . . . . . . . . . .12
     Section 5.2  Conditions Precedent to All
                   Future Advances. . . . . . . . . . . . . . 13

ARTICLE 6  GENERAL REPRESENTATIONS AND WARRANTIES . . . . . . 13

     Section 6.1  Recitals . . . . . . . . . . . . . . . . . .13
     Section 6.2  Organization . . . . . . . . . . . . . . . .13
     Section 6.3  Power. . . . . . . . . . . . . . . . . . . .14
     Section 6.4  Enforceable. . . . . . . . . . . . . . . . .14
     Section 6.5  No Conflict. . . . . . . . . . . . . . . . .14
     Section 6.6  No Actions . . . . . . . . . . . . . . . . .14
     Section 6.7  Financial Statements . . . . . . . . . . . .14
     Section 6.8  Tax Payment. . . . . . . . . . . . . . . . .14
     Section 6.9  Margin Stock . . . . . . . . . . . . . . . .14
     Section 6.10 Affirmation. . . . . . . . . . . . . . . . .14
     Section  6.11 Obligations of Affiliation . . . . . . . . 15
     Section  6.12 Subsidiaries . . . . . . . . . . . . . . . 15

ARTICLE 7  AFFIRMATION COVENANTS. . . . . . . . . . . . . . . 15

     Section 7.1  Existence . . . . . . . . . . . . . . . . . 15
     Section 7.2  Maintain Property . . . . . . . . . . . . . 15
     Section 7.3  Insurance . . . . . . . . . . . . . . . . . 15
     Section 7.4  Payment . . . . . . . . . . . . . . . . . . 16
     Section 7.5  Financial Reports . . . . . . . . . . . . . 16
     Section 7.6  Records . . . . . . . . . . . . . . . . . . 16
     Section 7.7  Current Obligation. . . . . . . . . . . . . 16
     Section 7.8  Delivery of Correspondence By and
                  Between Borrower, any Applicable
                  Subsidiary and the NCA. . . . . . . . . . . 17
     Section 7.9  [Intentionally left blank]. . . . . . . . . 17
     Section 7.10 Other Documents . . . . . . . . . . . . . . 17
     Section 7.11 Litigation. . . . . . . . . . . . . . . . . 17
     Section 7.12  Financial Condition. . . . . . . . . . . . 17

ARTICLE 8  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . 18

     Section 8.1 No Mergers, Acquisitions and Consolidations. 18
     Section 8.2 Fiscal Year. . . . . . . . . . . . . . . . . 18
     Section 8.3  Margin Stock. . . . . . . . . . . . . . . . 18
     Section 8.4  Liens; Negative Pledge. . . . . . . . . . . 18
     Section 8.5  Indebtedness. . . . . . . . . . . . . . . . 19
     Section 8.6  Payment of Dividends. . . . . . . . . . . . 19
     Section 8.7  [Intentionally left blank.] . . . . . . . . 19
     Section 8.8  Loss of Accreditation . . . . . . . . . . . 19
     Section 8.9  Guaranties  . . . . . . . . . . . . . . . . 19

ARTICLE 9  DEFAULT AND REMEDIES . . . . . . . . . . . . . . . 19

     Section 9.1  Event of Default. . . . . . . . . . . . . . 19
     Section 9.2  Remedies. . . . . . . . . . . . . . . . . . 20
     Section 9.3  Notice and Cure Provision . . . . . . . . . 21

ARTICLE 10  ACTION UPON AGREEMENT. . . . . . . . . . . . . . .21

     Section 10.1  Entire Party. . . . . . . . . . . . . . . .21
     Section 10.2  Entire Agreement. . . . . . . . . . . . . .21
     Section 10.3  Writing Required. . . . . . . . . . . . . .22
     Section 10.4  No Partnership. . . . . . . . . . . . . . .22

ARTICLE 11  GENERAL. . . . . . . . . . . . . . . . . . . . . .22

     Section 11.1  Survival. . . . . . . . . . . . . . . . . .22
     Section 11.2  Context . . . . . . . . . . . . . . . . . .22
     Section 11.3  Time. . . . . . . . . . . . . . . . . . . .22
     Section 11.4  Notices . . . . . . . . . . . . . . . . . .22
     Section 11.5  Costs . . . . . . . . . . . . . . . . . . .22
     Section 11.6  Collection of Payments. . . . . . . . . . .22
     Section 11.7  Successors. . . . . . . . . . . . . . . . .23
     Section 11.8  Headings. . . . . . . . . . . . . . . . . .23
     Section 11.9  Arbitration . . . . . . . . . . . . . . . .23
     Section 11.10 Law . . . . . . . . . . . . . . . . . . . .23




SCHEDULES

6.12 Subsidiaries